UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):         APRIL 24, 2001


                           SELECT COMFORT CORPORATION
             (Exact name of registrant as specified in its charter)


        MINNESOTA                     0-25121               41-1597886
(State of Incorporation)       (Commission File            (IRS Employer
                                       Number)              Identification No.)


        6105 TRENTON LANE NORTH
        MINNEAPOLIS, MINNESOTA                        55442
        (Address of principal                         (Zip Code)
               executive offices)


Registrant's telephone number, including area code: (763) 551-7000




ITEM 9.  REGULATION FD DISCLOSURE.

        On April 24, 2001, the registrant issued a press release, as follows:


FOR IMMEDIATE RELEASE                      CONTACT:  Mark Kimball (763) 551-7070
April 24, 2001                                       Select Comfort Corporation


                           SELECT COMFORT CORPORATION
                         ANNOUNCES FIRST QUARTER RESULTS


    MINNEAPOLIS, MINN. (April 24, 2001) - Select Comfort Corporation (NASDAQ:
SCSS) announced results for the first quarter ended March 31, 2001. For the first quarter of 2001, net sales were $65.5 million compared to $76.2 million for the first quarter of 2000. Consistent with its earlier released estimate of results for the first quarter of 2001, the company reported a net loss of $9.8 million, or $0.54 per share, compared to a net loss of $3.0 million, or $0.17 per share, for the first quarter of 2000. Comparable store sales for first quarter 2001 declined by 6 percent.

    Sales volume trends were attributable to the slowing economy and to reduced advertising levels in the final months of 2000 carrying into January 2001. First quarter results were also adversely impacted by an increase in media expenditures in February and March 2001, for both direct response and the company's retail SLEEP NUMBER(R) campaign, now in eight markets. These expenditures are not expected to significantly impact sales until later in the year. First quarter results reflect early benefits from cost-reduction efforts, with approximately $2.9 million of reductions in fixed selling and general and administrative expenses as compared to the first quarter of 2000 and a nearly 3 percentage point improvement in gross margins compared to the fourth quarter of 2000. Results for 2000 are net of income tax benefits of $1.6 million, while 2001 results include nominal levels of income tax expense.

    The company has taken additional steps to adjust its cost structure to correspond to current sales trends resulting from the slowing economy. Steps taken in April or planned for the remainder of the year include:
     o    Discontinuation of manufacturing in the company's Minnesota plant



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

     o    Elimination of 10% of its corporate staff
     o    Expected closure of 13 or more underperforming retail stores
     o Continuing quality and cost improvements through redesign of bed components
     o    Continuing successful reduction of returns and related expenses

    "We have made adjustments in our cost structure necessitated by the slowing economy," said Bill McLaughlin, Select Comfort president and CEO. "Following investment in the initial rollout of our Sleep Number campaign in eight markets during the first quarter, we are now moving into the lowered sustaining level of quarterly media spending for the remainder of the year. We expect these changes will be reflected in improving profitability during the remaining quarters of 2001, and we expect to be cash flow positive in the second half of the year.

    "Sales volume remains our critical issue," McLaughlin continued. "Our immediate focus is on stabilizing volume with our new cost structure. For the longer term, we are encouraged by early results of our Sleep Number advertising campaign. We are not planning on significant change in consumer confidence, although improvement would be welcomed."

    The company is continuing efforts to obtain $10 million to $12 million of financing to meet liquidity needs and expects these financing efforts to be concluded in the near term.

    Select Comfort will hold a conference call to discuss its first quarter results on Wednesday, April 25, at 10:00 a.m. Central Time. A simultaneous webcast of the call will be available in the Investor Relations section of www.selectcomfort.com. A digital replay of the conference call will be accessible beginning at approximately 12:00 p.m. Central Time on Wednesday, April 25, through 5:00 p.m. Central Time on Friday, April 27, 2001. To access the replay, please call 800-839-2157 from anywhere in the U. S. International callers may dial 402-998-0973. An archived replay of the conference call may also be accessed after approximately 12:30 p.m. Central Time on Wednesday, April 25, at www.selectcomfort.com.


    Founded in 1987, Select Comfort Corporation is the leader in sleep solutions technology, holding 24 U.S. issued or pending patents for its products. The company designs, manufactures and markets a line of mattresses with adjustable firmness, as well as foundations and sleep accessories. Select Comfort's products are sold primarily through three channels: i) 330 retail stores located nationwide, including 24 leased departments in Bed Bath & Beyond stores, ii) Select Comfort's national direct sales operations, and iii) on the Internet at www.selectcomfort.com.


    Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Some of the forward-looking statements in this press release relate to our ability to consummate our planned financing and the success of our turn-around strategy, including in particular our ability to continue to reduce our costs, the success of our Sleep Number marketing and advertising campaign, and our ability to expand profitable distribution of our products. Actual plans, events, results and performance may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to:
     o The ability of the company to secure debt or equity financing to support working capital needs and growth initiatives.
     o    The company's ability to create product and brand name awareness.
     o The efficiency and effectiveness of the company's marketing and advertising.
     o The ability of the company to effectively and efficiently pursue new channels of distribution.
     o    The performance of the company's existing and new stores.
     o The ability of the company to realize the benefits of cost saving initiatives.
     o    The levels of consumer acceptance of the company's product lines.
     o The ability of the company to continuously improve its existing product lines and introduce new products.
     o The ability of the company to efficiently implement nationwide home delivery and assembly.
     o    Economic trends and consumer confidence.
     o    Industry competition.

     o The risks and uncertainties detailed from time to time in the company's filings with the SEC, including the company's Annual Report on Form 10-K and other periodic reports filed with the SEC.
    The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

                           SELECT COMFORT CORPORATION
                                AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)



                                                   THREE MONTHS ENDED
                                                 -----------------------
                                                  MARCH 31,    APRIL 1,
                                                    2001         2000
                                                 ----------   ----------

Net sales                                         $ 65,456     $ 76,159
Cost of sales                                       23,611       27,146
                                                 ----------   ----------
   Gross margin                                     41,845       49,013
                                                 ----------   ----------
Operating expenses:
   Sales and marketing                              44,174       45,273
   General and administrative                        7,013        8,520
   Store closings/impairments                          346            -
                                                 ----------   ----------
       Total operating expenses                     51,533       53,793
                                                 ----------   ----------
Operating loss                                      (9,688)      (4,780)
                                                 ----------   ----------
Other income (expense):
   Interest income                                      75          375
   Interest expense                                    (98)          (2)
   Equity in loss of affiliate                           -         (182)
   Other, net                                           (2)         (43)
                                                 ----------   ----------
       Other income (expense), net                     (25)         148
                                                 ----------   ----------
Loss before income taxes                            (9,713)      (4,632)
Income tax expense (benefit)                           115       (1,634)
                                                 ----------   ----------
Net loss                                          $ (9,828)    $ (2,998)
                                                 ==========   ==========

Net loss per share - diluted                      $  (0.54)    $  (0.17)
                                                 ==========   ==========
Weighted average share - diluted                    18,056       17,753
                                                 ==========   ==========

                                   SELECT COMFORT CORPORATION
                                        AND SUBSIDIARIES

                                   CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)



                                                                    (UNAUDITED)
                                                                     MARCH 31,     DECEMBER 30,
                              ASSETS                                   2001            2000
                                                                   -------------  -------------
 Current assets:
    Cash and cash equivalents                                         $  4,532       $  1,498
      Marketable securities                                                  -          3,950
    Accounts receivable, net of allowance for doubtful
      accounts of $283, and $264, respectively                           1,376          2,693
    Inventories                                                          9,701         11,083
    Prepaid expenses                                                     5,343          4,741
                                                                   -------------  -------------
        Total current assets                                            20,952         23,965

 Property and equipment, net                                            35,609         37,063
 Other assets                                                            3,685          3,644
                                                                   -------------  -------------
        Total assets                                                  $ 60,246       $ 64,672
                                                                   =============  =============

               LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Current maturities of long-term debt                               $     38       $     38
    Accounts payable                                                    21,993         17,271
    Accruals:
     Sales returns                                                       4,887          5,284
     Warranty costs                                                      7,368          7,181
     Compensation, taxes and benefits                                    6,501          6,238
     Other                                                               6,407          6,129
                                                                   -------------  -------------
        Total current liabilities                                       47,194         42,141

 Long-term debt, less current maturities                                 2,409          2,322
 Other liabilities                                                       3,774          3,609
                                                                   -------------  -------------
        Total liabilities                                               53,377         48,072
                                                                   -------------  -------------

 Shareholders' equity:
    Undesignated preferred stock; 5,000,000 shares authorized,
      no shares issued and outstanding                                       -              -
    Common stock, $.01 par value; 95,000,000 shares authorized,
      18,055,633 and 17,962,689 shares issued and outstanding,             181            180
      respectively
    Additional paid-in capital                                          79,548         79,452
    Accumulated deficit                                                (72,860)       (63,032)
                                                                   -------------  -------------
        Total shareholders' equity                                       6,869         16,600
                                                                   -------------  -------------
        Total liabilities and shareholders' equity                    $ 60,246       $ 64,672
                                                                   =============  =============



                              SELECT COMFORT CORPORATION
                                   AND SUBSIDIARIES

                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    (IN THOUSANDS)
                                      (UNAUDITED)



                                                                THREE MONTHS ENDED
                                                             ------------------------
                                                              MARCH 31,     APRIL 1,
                                                                2001          2000
                                                             -----------  -----------

Cash flows from operating activities:
  Net loss                                                     $(9,828)     $(2,782)
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
    Depreciation and amortization                                2,484        2,046
    Loss on disposal of assets                                     347           69
    Deferred tax assets                                              -       (1,667)
    Change in operating assets and liabilities:
      Accounts receivable, net                                   1,411          444
      Inventories                                                1,382         (317)
      Prepaid expenses                                            (602)         128
      Income taxes                                                   -        2,188
      Accounts payable                                           4,722          523
      Accrued sales returns                                       (397)         550
      Accrued warranty costs                                       187          859
      Accrued compensation, taxes and benefits                     263          (69)
      Other accrued liabilities                                    278          194
      Other assets                                                (120)         (26)
      Other liabilities                                            165          345
                                                             -----------  -----------
        Net cash provided by operating activities                  292        2,485
                                                             -----------  -----------
Cash flows from investing activities:
  Purchases of property and equipment                           (1,296)      (3,467)
  Investment in marketable securities                            3,950       (1,983)
                                                             -----------  -----------
        Net cash provided by (used in) investing activities      2,654       (5,450)
                                                             -----------  -----------
Cash flows from financing activities:
  Principal payments on debt                                        (9)         (32)
  Proceeds from issuance of common stock                            97          248
                                                             -----------  -----------
        Net cash provided by financing activities                   88          216
                                                             -----------  -----------

Increase (decrease) in cash and cash equivalents                 3,034       (2,749)
Cash and cash equivalents, at beginning of period                1,498        7,441
                                                             -----------  -----------
Cash and cash equivalents, at end of period                    $ 4,532      $ 4,692
                                                             ===========  ===========

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     SELECT COMFORT CORPORATION
                                     (Registrant)


Dated:  April 25, 2001               By     /s/  Mark A. Kimball
                                        ----------------------------------------

                                     Title:        Senior Vice President
                                           -------------------------------------